Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement (Form S-8) of our report dated March 4, 2002, except as to Note 4, which is dated as of March 17, 2002, Note 9, which is dated as of May 22, 2002, and Note 12, which is dated as of July 1, 2002 for Southwall Technologies, Inc. which appears on page F-2 of the registration statement on form S-1 of Southwall Technologies, Inc. dated July 1, 2002.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Jose, California

July 22, 2002